DERIVED INFORMATION [9/21/06]

[$91,000,000]
Class 2-A-3
Senior Bonds Offered
(Approximate)

[$20,350,000]
Class M-3
Mezzanine Bonds Offered

(Approximate)

[$1,080,750,100]
Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-7
Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

INTEX STRESSES

Scenario 1
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	15	15
13	24	20	20
25	28	60	60
29	48	60	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 2
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	20	20
13	24	30	30
25	28	80	80
29	48	80	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 3
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	10	10
13	24	15	15
25	28	40	40
29	48	40	30
49	60	30	30
61	360	30	30
FRM CPR	15%	throughout

Scenario 4
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	15	15
13	24	20	20
25	28	60	60
29	48	60	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 5
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	20	20
13	24	30	30
25	28	80	80
29	48	80	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 6
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	10	10
13	24	15	15
25	28	40	40
29	48	40	30
49	60	30	30
61	360	30	30
FRM CPR	15%	throughout

Scenario 7
CPR	Pricing Speed

Forward Libor + 100 bps for all scenarios
**Breakeven CDR is the highest CDR that can be sustained without a writedown to the class.

Default Assumptions	Output
	Cum Defaults	62.3%
Defaults commence month 4	Breakeven CDR	41.1%
No delinquencies	Breakeven Cum Loss	31.1%
No Call	Avg Life	3.4
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	61.0%
Defaults commence month 4	Breakeven CDR	47.8%
No delinquencies	Breakeven Cum Loss	30.5%
No Call	Avg Life	2.9
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	64.1%
Defaults commence month 4	Breakeven CDR	35.3%
No delinquencies	Breakeven Cum Loss	32.0%
No Call	Avg Life	4.0
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output

Defaults commence month 26	Cum Defaults	32.4%
No delinquencies	Breakeven CDR	14.9%
No Call	Breakeven Cum Loss	32.2%
12month recovery lag	Avg Life	4.3
0% Recovery	AFC Hit (Y/N)	N
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	31.3%
Defaults commence month 26	Breakeven CDR	17.5%
No delinquencies	Breakeven Cum Loss	31.1%
No Call	Avg Life	3.4
12month recovery lag	AFC Hit (Y/N)	N
0% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	34.1%
Defaults commence month 26	Breakeven CDR	12.7%
No delinquencies	Breakeven Cum Loss	33.9%
No Call	Avg Life	5.4
12month recovery lag	AFC Hit (Y/N)	N
0% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions
None	AFC Hit (Y/N)	N

INTEX STRESSES

Scenario 1
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	15	15
13	24	20	20
25	28	60	60
29	48	60	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 2
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	20	20
13	24	30	30
25	28	80	80
29	48	80	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 3
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	10	10
13	24	15	15
25	28	40	40
29	48	40	30
49	60	30	30
61	360	30	30
FRM CPR	15%	throughout

Scenario 4
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	15	15
13	24	20	20
25	28	60	60
29	48	60	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 5
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	20	20
13	24	30	30
25	28	80	80
29	48	80	35
49	60	35	35
61	360	35	35
FRM CPR	15%	throughout

Scenario 6
CPR
ARM Prepay Vector
Start	End	Beg %	End %
1	12	10	10
13	24	15	15
25	28	40	40
29	48	40	30
49	60	30	30
61	360	30	30
FRM CPR	15%	throughout

Scenario 7
CPR	Pricing Speed

Forward Libor + 100 bps for all scenarios
**Breakeven CDR is the highest CDR that can be sustained without a writedown to the class.

Default Assumptions	Output
	Cum Defaults	32.8%
Defaults commence month 4	Breakeven CDR	15.1%
No delinquencies	Breakeven Cum Loss	16.4%
No Call	Avg Life	10.4
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	29.8%
Defaults commence month 4	Breakeven CDR	16.4%
No delinquencies	Breakeven Cum Loss	14.9%
No Call	Avg Life	9.4
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	36.6%
Defaults commence month 4	Breakeven CDR	14.0%
No delinquencies	Breakeven Cum Loss	18.3%
No Call	Avg Life	11.5
12month recovery lag	AFC Hit (Y/N)	N
50% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output

Defaults commence month 26	Cum Defaults	17.3%
No delinquencies	Breakeven CDR	6.8%
No Call	Breakeven Cum Loss	17.2%
12month recovery lag	Avg Life	12.8
0% Recovery	AFC Hit (Y/N)	N
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	15.5%
Defaults commence month 26	Breakeven CDR	7.3%
No delinquencies	Breakeven Cum Loss	15.4%
No Call	Avg Life	12.0
12month recovery lag	AFC Hit (Y/N)	N
0% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions	Output
	Cum Defaults	19.6%
Defaults commence month 26	Breakeven CDR	6.3%
No delinquencies	Breakeven Cum Loss	19.5%
No Call	Avg Life	13.1
12month recovery lag	AFC Hit (Y/N)	N
0% Recovery
Triggers Functional (Stepdown Allowed)

Default Assumptions
None	AFC Hit (Y/N)	N